UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2022
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
12600 Deerfield Parkway, Suite 100
Alpharetta, Georgia 30004
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
The information in “Item 2.02 Results of Operations and Financial Condition” of this Current Report on Form 8-K and in Exhibit 99.1, attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references such disclosure in this Form 8-K.
On March 1, 2022, Inseego Corp. issued a press release containing preliminary financial results for the quarter ended December 31, 2021.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer

The Board of Directors of Inseego Corp. (the “Company”) has appointed Ashish Sharma as President & Chief Executive Officer of the Company, effective at the close of business on March 1, 2022.
Mr. Sharma, age 49, has served as the Company’s President since June 2021 and as its President of IoT & Mobile Solutions since February 2020. Prior to that, he had served as the Company’s Executive Vice President IoT & Mobile Solutions since joining the Company in September 2017. Prior to joining Inseego, Mr. Sharma was Chief Marketing Officer at Spectralink Corporation, a provider of enterprise grade mobile solutions, from December 2015 to September 2017. Prior to that, Mr. Sharma served as Senior Vice President and General Manager, Americas for Graymatics, Inc. a cognitive media processing company, from January 2015 to December 2015 and as Chief Marketing Officer at FreeWave Technologies, an industrial wireless networking company, from November 2010 to January 2015. Mr. Sharma holds a Bachelor of Science in Electrical Engineering from the University of District of Columbia, a Master of Science in Electrical Engineering from George Mason University and a Master of Business Administration from the UCLA Anderson School of Management in Finance, Marketing and Strategy.
The Company’s Board of Directors also designated Mr. Sharma as the Company’s “principal executive officer” for purposes of disclosures under the federal securities laws.
In connection with his appointment as President & Chief Executive Officer, Mr. Sharma’s base salary will increase to $500,000 per year and his annual target bonus will be set to 65% of his base salary. Mr. Sharma will also continue to be eligible to participate in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.
There are no arrangements or understandings between Mr. Sharma and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Sharma and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Dan Mondor Transition Agreement

The Company also announced that Dan Mondor is transitioning from the role of Chief Executive Officer of the Company to Executive Chairman until the Company’s next annual meeting of stockholders, pursuant to the terms of a transition agreement between Mr. Mondor and the Company (the “Transition Agreement”). Mr. Mondor will continue to serve as a member of the Company’s Board of Directors. Mr. Mondor’s base salary as Executive Chairman will $100,000 per year.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press release, dated March 1, 2022, containing Inseego Corp. preliminary financial results for the quarter ended December 31, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2022

Inseego Corp.

By:	/s/ Robert G. Barbieri
Robert G. Barbieri
Chief Financial Officer